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                                  EXHIBIT 99

                REPORT OF PREDECESSOR INDEPENDENT ACCOUNTANTS

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                                                                      Exhibit 99

                      [DELOITTE & TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of Emerald Financial Corp.


We have audited the accompanying consolidated statement of financial condition of Emerald Financial Corp. (successor to The Strongsville Savings Bank) as of December 31, 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for the years ended December 31, 1996 and 1995. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Emerald Financial Corp. as of December 31, 1996, and the results of their operations and their cash flows for the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, in 1995 the Company changed its method of accounting for mortgage servicing rights to adopt Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights."


Deloitte & Touche LLP
January 25, 1997